Exhibit 24.1
CERTIFICATE
     I, Mary E. Vaccara, Secretary of K-Tron International, Inc., a New Jersey corporation (the “Company”), DO HEREBY CERTIFY that attached as Exhibit A is a true and correct copy of certain resolutions duly adopted at a meeting of the Board of Directors of the Company, duly held and convened on October 27, 2005, at which meeting a duly constituted quorum of the Board of Directors was present and acting throughout and that such resolutions have not been modified, rescinded or revoked and are at present in full force and effect.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 21st day of November, 2005.

K-TRON INTERNATIONAL, INC.
By:	/s/ Mary E. Vaccara
Mary E. Vaccara
Secretary

Exhibit A
     WHEREAS, on April 23, 1981, the Company filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Registration No. 2-71931) (the “1980 (2-71931) Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), the issuance by the Company of up to 271,500 shares of its Common Stock, $0.01 par value per share (the “Common Stock”), issuable pursuant to the 1980 Stock Option Plan (the “1980 Plan”), of which 58,700 shares have not been issued (the “1980 (2-71931) Shares”); and
     WHEREAS, on August 13, 1982, the Company filed with the Commission a Registration Statement on Form S-8 (Registration No. 2-78839) (the “1980 (2-78839) Registration Statement”), for the purpose of registering under the Act, the issuance by the Company of up to 150,000 shares of its Common Stock, issuable pursuant to the 1980 Plan, of which 150,000 shares have not been issued (the “1980 (2-78839) Shares”); and
     WHEREAS, on February 15, 1991, the Company filed with the Commission a Registration Statement on Form S-8 (Registration No. 33-39040) (the “1984/1988 Registration Statement”), for the purpose of registering under the Act, the issuance by the Company of up to 120,000 shares of Common Stock, issuable pursuant to each of the 1984 Stock Option Plan for Non-Employee Directors and the 1988 Stock Option Plan for Non-Employee Directors (together, the “1984/1988 Plans”), of which 90,000 shares have not been issued (the “1984/1988 Shares”); and
     WHEREAS, on February 15, 1991, the Company filed with the Commission a Registration Statement on Form S-8 (Registration No. 33-39039) (the “1986 Registration Statement”), for the purpose of registering under the Act, the issuance by the Company of up to 300,000 shares of its Common Stock, issuable pursuant to the 1986 Stock Option Plan (the “1986 Plan”), of which 273,881 shares have not been issued; and
     WHEREAS, pursuant to Item 512(a)(3) of Regulation S-K, the Company has an obligation to remove from registration by means of a post effective amendment any securities registered on a registration statement on Form S-8 which remain unissued at the termination of the stock option plan; and
     WHEREAS, each of the 1980 Plan, 1984/1988 Plans and 1986 Plan have terminated in accordance with their respective terms; and
     WHEREAS, an aggregate of 572,581 shares of Common Stock remain unissued under the 1980 Plan, 1984/1988 Plans and 1986 Plan as of the date hereof; and
     WHEREAS, the Board of Directors of the Company believes it is in the best interest of the Company to approve (i) the deregistration of each of the 1980 (2-71931) Shares, 1980 (2-78839) Shares, 1984/1988 Shares and 1986 Shares with the Commission, and (ii) the release from reservation of an aggregate of 572,581 shares of Common Stock, representing the shares to be deregistered under the 1980 Plan, 1984/1988 Plans and 1986 Plan.

     NOW, THEREFORE, BE IT RESOLVED, that Edward B. Cloues, II, as Chairman of the Board and Chief Executive Officer of the Company, be, and he is, hereby authorized, empowered and directed, on behalf of and in the name of the Company, to execute and cause to be filed with the Commission a Post Effective Amendment to the 1980 (2-71931) Registration Statement, a Post Effective Amendment to the 1980 (2-78839) Registration Statement, a Post Effective Amendment to the 1984/1988 Registration Statement and a Post Effective Amendment to the 1986 Registration Statement (collectively, the “Post Effective Amendments”) for the purpose of deregistering under the Act each of the 1980 (2-71931) Shares, 1980 (2-78839) Shares, 1984/1988 Shares and 1986 Shares, respectively, such Post Effective Amendments to each of the 1980 (2-71931) Registration Statement, 1980 (2-78839) Registration Statement), 1984/1988 Registration Statement and 1986 Registration Statement, respectively, to be substantially in the forms presented to the Board of Directors of the Company, with such changes therein as Mr. Cloues, in his sole discretion, deems necessary or appropriate, as conclusively evidenced by his execution thereof; and it is further
     RESOLVED, that each of the Chief Executive Officer and Chief Financial Officer of the Company, acting for and on behalf of the Company, be, and any of them acting singly is, hereby authorized, empowered and directed to cause to be executed and filed with the Commission such further amendment or supplement or amendments or supplements to each of the 1980 (2-71931) Registration Statement, the 1980 (2-78839) Registration Statement, the 1984/1988 Registration Statement and the 1986 Registration Statement as such officer may deem necessary or desirable, or as may be required by the Commission, each such amendment to be in such form as the officer executing the same on the Company’s behalf shall approve, as conclusively evidenced by such officer’s execution thereof, and to do such other acts or things and execute such other documents as any of them may deem necessary or appropriate to cause each of the 1980 (2-71931) Registration Statement, the 1980 (2-78839) Registration Statement, the 1984/1988 Registration Statement and the 1986 Registration Statement, as amended, to comply with and to become effective under the Act and the rules and regulations thereunder, and the doing by such officers or any of them of any act, or the execution by such officers or any of them of such documents, in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the action so taken and the documents so executed; and it is further
     RESOLVED, that for the purpose of facilitating the signing, filing, amending and supplementing of each of the aforesaid 1980 (2-71931) Registration Statement, 1980 (2-78839) Registration Statement, 1984/1988 Registration Statement and 1986 Registration Statement, respectively, Edward B. Cloues, II and Ronald R. Remick be, and each of them acting singly is, hereby designated an attorney and agent for and of the Company, and the officers and directors of the Company are authorized to grant, as such officers and directors, their several powers of attorney to each of said persons by executing and delivering to such persons powers of attorney appearing on the signature pages of each of the Post Effective Amendments; and it is further
     RESOLVED, that for the purpose of deregistering the Common Stock of the Company under the Act pursuant to each of the Post Effective Amendments, Edward B. Cloues, II is hereby appointed as the Company’s agent for service of process; and it is further

     RESOLVED, that each of the officers of the Company be, and any of them acting singly is, hereby authorized, empowered and directed to cause the Company to pay any and all expenses and fees arising in connection with the deregistration of such 1980 (2-71931) Shares, 1980 (2-78839) Shares, 1984/1988 Shares and 1986 Shares of its Common Stock under the Act and any filing of applications under the securities or blue sky laws of the various states and jurisdictions of the United States, and otherwise in connection with the foregoing resolutions; and it is further
     RESOLVED, that the Company shall release from reservation an aggregate of 572,581 shares of Common Stock, representing the 1980 (2-71931) Shares, 1980 (2-78839) Shares, 1984/1988 Shares and 1986 Shares; and it is further
     RESOLVED, that each of the officers of the Company be, and any of them acting singly is, hereby authorized and empowered, on behalf of the Company and in its name, to make all such arrangements, to do and perform all such acts and things, and to execute and deliver all such officer’s certificates and such other instruments and documents as they or any of them may deem necessary or appropriate in order to effectuate fully the purpose of each and all of the foregoing resolutions, and any and all actions taken heretofore and hereafter to accomplish such purposes, all or singular, be, and they are, hereby approved, ratified and confirmed.